UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

ADAMAS ONE CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17767 N. Perimeter Drive, Ste. B115

Scottsdale, AZ 85255

(Address of principal executive offices)

(480) 356-8798

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 22, 2023, Adamas One Corp. (the “Company”) engaged Cappello Global, LLC and Camden Financial Services (d/b/a Cappello Global) as exclusive financial advisors to the Company to perform financial advisory services in raising debt financing to execute on growth opportunities and fund acquisitions for the Company (the “Agreement”).

Cappello Global’s seasoned team of professionals have advised on hundreds of successful strategic and financing transactions, ranging in value from tens of millions to billions of dollars, for both public and privately-held companies. For more than 50 years, the firm has served businesses in the U.S. and internationally, ranging from middle market companies to global corporations encompassing a broad range of industries.

Cappello Global has embraced global markets and is particularly knowledgeable in cross-border financing transactions and have conducted business in more than 60 countries. Cappello Global’s international relationships and knowledge of global markets will allow them to consider diverse strategic and capital solutions on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS ONE CORP.

Dated: January 02, 2024	By:	/s/ John G. Grdina
John G. Grdina Chief Executive Officer